                                                                    EXHIBIT 12.1

                              RADISYS CORPORATION
                              -------------------
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------
                       (AMOUNTS IN THOUSANDS OF DOLLARS)




                                                                                                  Nine Months Ended
                                                 Years Ended December 31,                            September 30,
                                -----------------------------------------------------------     ---------------------
                                   1995       1996         1997        1998          1999         1999          2000
                                ---------  ----------  -----------  ----------  -----------     --------     --------


Pre-tax income from
   continuing operations           $8,461      $5,012      $22,663     $10,957      $19,677     $ 11,397      $30,518
                                =========  ==========  ===========  ==========  ===========     ========     ========
Fixed charges:
  Interest expense and
   amortization of debt
    discount                         $253      $   78      $    34     $    24      $    17      $    11      $ 1,289

 Interest portion of rentals(1)       894         765          793       1,213        1,500        1,222        1,204
                                ---------  ----------  -----------  ----------  -----------     --------     --------

  Total fixed charges              $1,147      $  843      $   827     $ 1,237      $ 1,517      $ 1,233      $ 2,493
                                =========  ==========  ===========  ==========  ===========     ========     ========

Earnings plus fixed charges        $9,608      $5,855      $23,490     $12,194      $21,194      $12,630      $33,011
                                =========  ==========  ===========  ==========  ===========     ========     ========
Ratio of earnings to
  fixed charges                       8.4         6.9         28.4         9.9         14.0         10.2         13.2
                                =========  ==========  ===========  ==========  ===========     ========     ========

(1) Calculated as one-third of rentals, which is a reasonable approximation of the interest factor.